Exhibit 99.1


For Further Information:

Howard N. Feist
Chief Financial Officer
(609) 584-3586


              CONGOLEUM CORPORATION REPORTS SECOND QUARTER RESULTS


MERCERVILLE, NJ, AUGUST 10, 2007 - Congoleum Corporation (AMEX: CGM) today reported its financial results for the second quarter ended June 30, 2007. Sales for the three months ended June 30, 2007 were $57.5 million, compared with sales of $58.7 million reported in the second quarter of 2006, a decrease of 2.0%. Net income for the quarter was $835 thousand, versus net income of $626 thousand in the second quarter of 2006. Net income per share was $0.10 in the second quarter of 2007 compared with net income of $0.08 per share in the second quarter of 2006.

Sales for the six months ended June 30, 2007 were $106.9 million, compared with sales of $116.0 million in the first six months of 2006. Net income for the six months ended June 30, 2007 was $484 thousand, or $.06 per share, versus net income of $837 thousand, or $.10 per share, in the first six months of 2006.

Roger S. Marcus, Chairman of the Board, commented, "We experienced considerable demand weakness during the second quarter, continuing to the present time. Current economic conditions are seriously affecting sales in our three major markets, which are remodel, new residential housing, and manufactured homes."

"Given this very challenging economic environment, I consider it positive that we maintained second quarter revenues at close to year earlier levels, and believe it confirms we are holding our competitive position. Our second quarter revenues were helped by increased selling prices, the continued growth of our Dura product category, and success of special promotional material we offered to stimulate demand."

Mr. Marcus continued "Our profits in the second quarter increased from the second quarter of last year, in spite of slightly lower sales volume, sharply higher costs for energy and medical benefits, and lower production volumes over which to spread fixed manufacturing costs. This profit performance was the result of the significant cost reduction steps we took in the first quarter of this year, which have enabled us to keep our manufacturing costs level despite lower volume and to reduce overall operating expenses. "

"These cost reductions will continue to benefit the balance of 2007, and while I do not anticipate any imminent improvement in market conditions, revenues will be helped by an early introduction of our 2008 design additions and a major new product line, which will take place in October. We have also increased prices late in the second quarter to pass through higher raw material costs. These steps will help our performance in the second half."

"On the reorganization front, we just received rulings from the bankruptcy court that we believe will help resolve questions regarding the appropriate treatment of certain asbestos claims. We intend to move forward based on these rulings."

In June 2007, Congoleum received a "comment letter" from the SEC indicating it had reviewed Congoleum's Form 10-K for the year ended December 31, 2006 and requesting supplemental information on Congoleum's accounting policies and disclosures related to asbestos liabilities, insurance settlements, and related costs. Congoleum responded to this letter on August 1, 2007. The SEC's review has not yet been concluded. The financial information contained in this press release has been prepared under Congoleum's existing accounting policies consistent with those applied in the prior period to provide information on Congoleum's operating results. Congoleum cannot determine if it will be required to supplement its disclosures or restate or make other changes to its financial statements, including the financial statements contained in this press release, as a result of the SEC's review process. To assure that its Quarterly Report on Form 10-Q for the period ended June 30, 2007 complies with any requirements arising from the SEC review, Congoleum intends to delay its filing until the review process is completed. As a result, Congoleum's Quarterly Report on Form 10-Q for the period ended June 30, 2007 may not be filed by the SEC deadline of August 14, 2007.

On December 31, 2003, Congoleum Corporation filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago.

Congoleum Corporation is a leading manufacturer of resilient flooring, serving both residential and commercial markets. Its sheet, tile and plank products are available in a wide variety of designs and colors, and are used in remodeling, manufactured housing, new construction and commercial applications. The Congoleum brand name is recognized and trusted by consumers as representing a company that has been supplying attractive and durable flooring products for over a century. Congoleum is a 55% owned subsidiary of American Biltrite Inc. (AMEX: ABL).

The above news release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These statements can be identified by the use of the words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project" and other words of similar meaning. In particular, these include statements relating to intentions, beliefs or current expectations concerning, among other things, future performance, results of operations, the outcome of contingencies such as bankruptcy and other legal proceedings, and financial conditions. These statements do not relate strictly to historical or current facts. These forward-looking statements are based on Congoleum's expectations, as of the date of this release, of future events, and Congoleum undertakes no obligation to update any of these forward-looking statements.

Although Congoleum believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. Any or all of these statements may turn out to be incorrect. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements made in this press release speak only as of the date of such statement. It is not possible to predict or identify all factors that could potentially cause actual results to differ materially from expected and historical results. Factors that could cause actual results to differ from expectations include: (i) the future cost and timing of estimated asbestos liabilities and payments, (ii) the availability of insurance coverage and reimbursement from insurance companies that underwrote the applicable insurance policies for the Company for asbestos-related claims,
(iii) the costs relating to the execution and implementation of any plan of reorganization pursued by Congoleum, (iv) timely reaching agreement with other creditors, or classes of creditors, that exist or may emerge, (v) satisfaction of the conditions and obligations under Congoleum's outstanding debt instruments, (vi) the response from time to time of Congoleum's and its controlling shareholder's, American Biltrite Inc.'s, lenders, customers, suppliers and other constituencies to the ongoing process arising from Congoleum's strategy to settle its asbestos liability, (vii) Congoleum's ability to maintain debtor-in-possession financing sufficient to provide it with funding that may be needed during the pendency of its Chapter 11 case and to obtain exit financing sufficient to provide it with funding that may be needed for its operations after emerging from the bankruptcy process, in each case, on reasonable terms, (viii) timely obtaining sufficient creditor and court approval (including the results of any relevant appeals) of any reorganization plan pursued by Congoleum and the court overruling any objections to the plan that may be filed, (ix) compliance with the United States Bankruptcy Code, including
Section 524(g), (x) costs of, developments in, and the outcome of insurance coverage litigation pending in New Jersey state court involving Congoleum and certain insurers, (xi) the extent to which Congoleum is able to obtain reimbursement for costs of the coverage litigation, (xii) the possible adoption of another party's plan of reorganization which may prove to be unfeasible,
(xiii) the possible elimination of the some or all interests of all existing shareholders under a plan that may be proposed by Congoleum or any other party,
(xiv) developments in, and the outcome of, proposed federal legislation that, if adopted, would establish a national trust to provide compensation to victims of asbestos-related injuries that would be funded by assessments against companies with asbestos-related liabilities such as Congoleum, (xv) increases in raw material prices or disruption in supply, (xvi) increased competitive activity from companies in the flooring industry, some of which have greater resources and broader distribution channels than Congoleum, (xvii) increases in the costs of environmental compliance and remediation or the exhaustion of insurance coverage for such expenses, (xviii) unfavorable developments in the national economy or in the housing industry in general, including developments arising from the war in Iraq, (xix) shipment delays, depletion of inventory and increased production costs resulting from unforeseen disruptions of operations at any of Congoleum's facilities or distributors, (xx) product warranty costs,
(xxi) changes in distributors of Congoleum's products, (xxii) Congoleum's interests may not be the same as its controlling shareholder American Biltrite, Inc., (xxiii) possible future sales by ABI could adversely affect the market for Congoleum's stock, (xxiv) the potential impact if the Company is unable to maintain its listing on the American Stock Exchange, and (xxv) the effect of any supplement, restatement or other changes to the Company's financial statements with respect to liabilities to asbestos personal injury claims that may be required as a result of a review process by the SEC. In any event, if Congoleum is not successful in obtaining sufficient creditor and court approval of a plan of reorganization, such failure would have a material adverse effect upon its business, results of operations and financial condition. Actual results could differ significantly as a result of these and other factors discussed in Congoleum's annual report on Form 10-K for the year ended December 31, 2006 and subsequent filings made by Congoleum with the Securities and Exchange Commission.

                              CONGOLEUM CORPORATION

                              RESULTS OF OPERATIONS

                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                                         For the Three             For the Six
                                                                          Months Ended            Months Ended
                                                                            June 30,                June 30,
                                                                            --------                --------
                                                                       2007         2006         2007         2006
                                                                    ---------    ---------    ---------    ---------
Net Sales .......................................................   $  57,541    $  58,743    $ 106,856    $ 115,980
Cost of Sales ...................................................      43,797       45,139       81,113       89,099
Selling, General & Administrative Expenses ......................       9,963       10,261       19,414       20,657
                                                                    ---------    ---------    ---------    ---------

Income from Operations ..........................................       3,781        3,343        6,329        6,224

Interest Expense,(net) ..........................................      (2,947)      (2,741)      (5,804)      (5,318)
Other Income (expense) ..........................................           8           89          (34)          47
                                                                    ---------    ---------    ---------    ---------
Net Income before Income Taxes ..................................         842          691          491          953
Provision for Taxes .............................................           7           65            7          116
                                                                    ---------    ---------    ---------    ---------
Net Income ......................................................   $     835    $     626    $     484    $     837
                                                                    =========    =========    =========    =========

Net Income Per Share, Basic .....................................   $    0.10    $    0.08    $    0.06    $    0.10
                                                                    =========    =========    =========    =========
Net Income Per Share, Diluted ...................................   $    0.10    $    0.08    $    0.06    $    0.10
                                                                    =========    =========    =========    =========

Weighted Average Number of Common Shares Outstanding - Basic ....       8,272        8,272        8,272        8,272
                                                                    =========    =========    =========    =========

Weighted Average Number of Common Shares Outstanding - Diluted ..       8,288        8,333        8,289        8,328
                                                                    =========    =========    =========    =========

ADDITIONAL FINANCIAL INFORMATION:

Capital Expenditures ............................................   $     689    $     494    $   1,073    $     996

Depreciation and Amortization ...................................   $   2,643    $   2,684    $   5,393    $   5,345

                             CONDENSED BALANCE SHEET

                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                      June 30,    December 31,
                                                        2007          2006
                                                     ---------     ---------
ASSETS:
  Cash and cash equivalents ......................   $  23,995     $  18,591
  Restricted cash ................................       9,697         9,656
  Accounts & notes receivable, net ...............      18,102        17,598
  Inventory ......................................      35,549        34,220
  Other current assets ...........................      24,572        25,610
                                                     ---------     ---------
  Total current assets ...........................     111,915       105,675

  Property, plant & equipment (net) ..............      63,629        67,757
  Other assets (net) .............................      11,072        10,770
                                                     ---------     ---------
  Total assets ...................................   $ 186,616     $ 184,202
                                                     =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable, accrued expenses &
    deferred income taxes ........................   $  43,493     $  46,905
  Revolving credit loan - secured debt ...........      13,515        12,715
  Liabilities subject to compromise - current ....      40,185        34,602
                                                     ---------     ---------
  Total current liabilities ......................      97,193        94,222

  Liabilities subject to compromise ..............     135,482       136,533
  Long term debt .................................        --            --

  Other liabilities ..............................        --            --
                                                     ---------     ---------
  Total liabilities ..............................     232,675       230,755

  Stockholders' equity (deficit) .................     (46,059)      (46,553)
                                                     ---------     ---------

  Total liabilities & stockholders' equity .......   $ 186,616     $ 184,202
                                                     =========     =========

ADDITIONAL FINANCIAL INFORMATION:
  Working Capital ................................   $  14,722     $  11,453
  Current Ratio ..................................         1.2           1.1